Exhibit 10.31

AMENDMENT NO. 2 TO THE
ENSCO 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2005)

        THIS AMENDMENT No. 2, executed this third day of November, 2009, and effective the third day of November, 2009, except as otherwise specifically provided herein, by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

        WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the "Original SERP");

        WHEREAS, the name of the Company was changed to ENSCO International Incorporated;

        WHEREAS, the Company amended and restated the Original SERP, effective January 1, 1997, to (i) provide a discretionary profit sharing contribution, (ii) rename the Original SERP the "ENSCO Supplemental Executive Retirement Plan," and (iii) coordinate the operation of the Original SERP with the ENSCO Savings Plan;

        WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 8.2 of the Original SERP which were subsequently clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the "Final Claims Procedure Regulations");

        WHEREAS, the Company adopted Amendment No. 1 to the amended and restated Original SERP, effective as of January 1, 2002, to revise Section 8.2 of the Original SERP to provide that the administrator of the Original SERP shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Original SERP which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time;

        WHEREAS, the Company amended and restated the Original SERP, effective as of January 1, 2004;

        WHEREAS, the American Jobs Creation Act of 2004 (the "AJCA") enacted new section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004;

        WHEREAS, the Company determined to comply with the AJCA and new section 409A of the Code by freezing the Original SERP and adopting the ENSCO 2005 Supplemental Executive Retirement Plan (the "2005 SERP"), effective January 1, 2005;

        WHEREAS, the Board of Directors of the Company (the "Board"), upon recommendation of its Nominating, Governance and Compensation Committee (the "Committee"), approved Amendment No. 1 to the 2005 SERP during a regular meeting held on November 6, 2007;

        WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 2 to the 2005 SERP during a regular meeting held on March 10, 2008;

        WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved the amendment and restatement of the 2005 SERP during a regular meeting held on November 4, 2008;

        WHEREAS, the Company adopted the amended and restated 2005 SERP, effective as of January 1, 2005, except as specifically provided otherwise to the contrary therein, in order to (i) facilitate compliance with the final Treasury regulations under section 409A of the Code, and (ii) incorporate the amendments to the 2005 SERP previously made by Amendment No. 1 and Amendment No. 2;

        WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on August 3, 2009, approved Amendment No. 1 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on August 3, 2009;

        WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on November 2, 2009, has approved this Amendment No. 2 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on November 3, 2009; and

        WHEREAS, the Company now desires to adopt this Amendment No. 2 to the amended and restated 2005 SERP in order to amend the first paragraph of Section 4.1 and Section 4.1(c) of the amended and restated 2005 SERP to provide for the ability of an Eligible Employee to separately elect during a specified period in any Period of Service beginning after December 31, 2009, and in accordance with specific requirements, the deferral of the payment of all or any portion of his or her award payable with respect to that Period of Service under the ENSCO International Incorporated 2005 Cash Incentive Plan that is considered "performance-based compensation" under section 409A of the Code;

        NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 2 to the amended and restated 2005 SERP:

        1.   The second sentence of the first paragraph of Section 4.1 of the amended and restated 2005 SERP is hereby amended to read as follows:

Except as provided in Section 4.1(c), such Deferred Compensation/Participation Agreement shall be entered into prior to the first day of the Period of Service for which the Deferred Compensation/Participation Agreement is effective or, in the case of an Employee who is hired during a Plan Year and designated as eligible to participate in this Plan for his or her initial Period of Service occurring during such Plan Year, such Deferred Compensation/Participation Agreement shall be entered into within 30 days after the date such Employee becomes eligible to participate in this Plan and shall only be effective with respect to services performed and Compensation earned after the date such Deferred Compensation/ Participation Agreement is received by the Administrator.

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        2.   Section 4.1(c) of the amended and restated 2005 SERP is hereby amended to read as follows:

        (c)   Discretionary Deferrals.   Prior to each Period of Service, the Committee shall determine the maximum percentage of Compensation that each Eligible Employee may elect to defer under this Plan as a Discretionary Deferral for the immediately following Period of Service. In addition, the Committee may determine that an Eligible Employee may elect to defer prior to each Period of Service all or a portion his or her award, if any, for that Period of Service under the ENSCO International Incorporated 2005 Cash Incentive Plan (the "2005 ECIP"). Notwithstanding the preceding provisions of this Section 4.1(c), the Committee may determine that in the case of an award for any Period of Service beginning after December 31, 2009 under the 2005 ECIP an Eligible Employee may elect to enter into a separate Deferred Compensation/Participation Agreement for that Period of Service after the commencement of that Period of Service with respect to the portion of that award which constitutes "performance-based compensation" under section 409A of the Code as described in section 7(b) of the 2005 ECIP; provided that (i) any such election pursuant to that separate Deferred Compensation/Participation Agreement must be made on or before the date that is six months before the end of the Period of Service, (ii) the Participant must perform services continuously from the later of the beginning of the Period of Service or the date all of the required performance criteria are established under section 5(d) of the 2005 ECIP or, if applicable, under the second paragraph of section 6 of the 2005 ECIP, through the date an election is made under this Section 4.1, and (iii) in no event may an election to defer performance-based compensation be made after such compensation has become readily ascertainable (as described in section 7(b) of the 2005 ECIP).

        IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 2 to the amendment and restatement of the ENSCO 2005 Supplemental Executive Retirement Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED /S/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr. Vice President
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